Exhibit 99.2

101 Gateway Centre Parkway Richmond, VA 23235 Telephone: 804-267-8000 Fax: 804-267-8850 Website: www.landam.com

FOR IMMEDIATE RELEASE:	CONTACTS:
October 27, 2004	G. William Evans	William C. Thornton, Jr.
	Chief Financial Officer	Executive Vice President - Marketing
	804-267-8114	804-267-8373

LANDAMERICA ANNOUNCES QUARTERLY DIVIDEND

Richmond, VA - LandAmerica Financial Group, Inc. (NYSE:LFG), headquartered in Richmond, Virginia, announces its board of directors has declared a quarterly dividend of $.15 per share payable on December 15, 2004 to shareholders of record on December 1, 2004.

About LandAmerica Financial Group, Inc., a Fortune 500 company

Headquartered in Richmond, Virginia, LandAmerica Financial Group, Inc. is a leading provider of real estate transaction services and on Fortune magazine’s 2004 list of most admired companies. Through its many subsidiaries, LandAmerica serves residential and commercial customers with more than 800 offices and a network of 10,000 active agents throughout the United States, Mexico, Canada, the Caribbean, Latin America and Europe.

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